UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 9, 2013, George Andrews resigned as President and Chief Executive Officer of Capitol City Bancshares, Inc. (the “Company”) and its subsidiary Capitol City Bank and Trust Company (the “Bank”). Mr. Andrews has advised the Company that his resignation was not due to any disagreement with the Company. Mr. Andrews will continue as an employee of the Company in a non-executive officer position, concentrating on capital raising initiatives.

(c) Effective October 9, 2013, the board of directors appointed John Turner as President and Chief Executive Officer of Capitol City Bank and Trust Company and Interim President and Chief Executive Officer of the Company. Mr. Turner’s interim appointment as an officer of the Company is pending regulatory approval.

Mr. Turner brings over 25 years of experience in the banking industry and has served as Chief Operating Officer for the Bank since May of 2010. Prior to his joining the Bank, Mr. Turner was President and Chief Executive Officer of Regional Bank of Middle Georgia in Macon, Georgia from 2007 to 2010.

There are no family relationships between Mr. Turner and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Turner that are reportable pursuant to Item 404(a) of Regulation S-K. The Company has not entered into an employment contract with Mr. Turner.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: October 15, 2013	By:	/s/ John Turner
	Name:	John Turner
	Title:	Interim President and Chief Executive Officer